UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 10, 2021

ACTIVISION BLIZZARD, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15839	95-4803544
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N/A	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (310) 255-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $.000001 per share	ATVI	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  On September 14, 2021, Activision Blizzard, Inc. (the “Company”) announced that Julie Hodges will replace Claudine Naughton as the Company’s Chief People Officer. Ms. Naughton will leave the Company on September 20, 2021. Ms. Hodges joins Activision Blizzard, Inc. from The Walt Disney Company.

(e)  The Company and Ms. Naughton have entered into a Separation Agreement with Reaffirmation dated September 10, 2021 (the “Agreement”). Pursuant to the terms of the Agreement, if Ms. Naughton enters into the Agreement and Exhibit A to the Agreement (the “Reaffirmation”), Ms. Naughton will be entitled to receive (i) $650,000, less the base salary paid to Ms. Naughton with respect to the period August 1, 2021 through her termination date, for a payment of or approximately $559,178; (ii) $771,000 representing payment of future bonus potential under Ms. Naughton’s existing employment agreement; (iii) payment in exchange for termination of stock options to purchase 43,436 shares of the Company’s common stock in an amount equal to (A) 43,436 multiplied by (B) the difference between the average regular trading closing price of a share of Company common stock on each of the trading days within the thirty (30) calendar days ending on Ms. Naughton’s termination date and $52.52; (iv) continued vesting of the last tranche of the performance-vesting restricted share units the Company granted Ms. Naughton on November 11, 2019 (with respect to a maximum of 21,896 shares of Company common stock), subject to satisfaction of the previously-determined performance criteria without future modification; and (v) the ability to exercise any stock options vested as of Ms. Naughton’s termination date for ninety (90) days after her termination date.

Ms. Naughton granted the Company and certain related parties a general release of liability and claims.

Pursuant to the terms of the Agreement, Ms. Naughton may revoke the Reaffirmation for seven days following its execution. If Ms. Naughton does not sign the Reaffirmation or if she exercises her revocation right, she shall forfeit her right to receive all payments and benefits described above.

The description of the Agreement herein is limited in its entirety by the terms of the Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1. Separation Agreement with Reaffirmation between Claudine Naughton and Activision Blizzard, Inc. dated September 10, 2021.

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 14, 2021

ACTIVISION BLIZZARD, INC.

	By:	/s/ Frances Townsend
Frances Townsend
Executive Vice President, Corporate Affairs, Corporate Secretary and Chief Compliance Officer